SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registran (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:

(X )    Preliminary Proxy Statement
(  )    Definitive Proxy Statement
(  )    Definitive Additional Materials
(  )    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
(  )    Confidential, For Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))


                           COLONIAL COMMERCIAL CORP.
                (Name of Registrant as Specified In Its Charter)

                   James W. Stewart, Executive Vice President
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X )   No fee required.

(  )   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

       1)   Title of each class of securities to which transaction applies:
            ..................................................................

       2)   Aggregate number of securities to which transaction applies:
            ..................................................................

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

            ..................................................................

       4)   Proposed maximum aggregate value of transaction:
            ..................................................................

       5)   Total fee paid:
            ..................................................................

(  )  Fee paid previously with preliminary materials.
(  )  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           .............................

      2)   Form, Schedule or Registration Statement No.:
           .............................

      3)   Filing Party:
           .............................

      4)   Date Filed:
            ............................

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                                JANUARY 13, 1998

         To the holders of Common Stock and Convertible Preferred Stock:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Colonial Commercial Corp. (the "Company") will be held at the Company's offices, 3601 Hempstead Turnpike, Levittown, New York on January 13, 1998 at 10:00 A.M. local time, for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split by changing the number of authorized shares of Common Stock, par value $.01, from 40,000,000 shares to 8,000,000 shares, par value $.05; and


2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split by changing the number of authorized shares of Convertible Preferred Stock, par value $.01, from 12,344,300 shares to 2,468,860 shares, par value $.05; and

3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation immediately following the amendment effecting the reverse stock split to increase the amount of authorized Common Stock to 20,000,000 shares, with a par value of $.05 per share; and

4. To approve an increase in the number of shares of Common Stock for which options can be issued pursuant to the 1996 Stock Option Plan by 1,000,000 shares from 200,000 shares to 1,200,000 shares on a post- reverse stock split basis.

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Common Stock and Convertible Preferred Stock at the close of business on November 14, 1997 are entitled to notice, of and to vote at, the meeting.

     The current members of the Board of Directors presently hold Common Stock and Convertible Preferred Stock representing an aggregate of approximately 1,589,937 votes, or approximately 10.27% of the total number of votes eligible to be cast at the Special Meeting.

     A PROXY STATEMENT, PROXY FORM AND POSTAGE PAID RETURN ENVELOPE ARE ENCLOSED HEREWITH.

                                        By Order of the Board of Directors,

Levittown, New York
November 14, 1997                                          James W. Stewart
                                                                 Secretary










-------------------------------------------------------------------------------
                                  IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU ARE PLANNING TO ATTEND, PLEAS SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID, SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

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

                           NOTICE OF A SPECIAL MEETING
                                 OF SHAREHOLDERS
                                JANUARY 13, 1998


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by Management of proxies to be voted at a Special Meeting of Shareholders of the Company to be held at the Company's offices at 3601 Hempstead Turnpike, Suite 121-I, Levittown, New York on January 13, 1998 at 10:00 A.M. and at any adjournments thereof. The matters proposed to be considered at the Meeting are the approval of three amendments to the Company's Certificate of Incorporation effecting a one-for-five reverse stock split of Common and Convertible Preferred Stock and thereafter increasing the amount of authorized Common Stock (the Capital Amendments") and an increase in the number of shares of Common Stock for which options can be issued pursuant to the 1996 Stock Option Plan by 1,000,000 shares from 200,000 shares to 1,200,000 shares on a post-reverse stock split basis.

     The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

     Shareholders of record at the close of business on November 14, 1997 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of November 14, 1997, the Company's voting securities outstanding totaled__________ shares of Common Stock and ________shares of Convertible Preferred Stock. Each share of Common Stock and Convertible Preferred Stock is entitled to one vote. The affirmative vote of the holders of a majority of the shares of Common Stock and Convertible Preferred Stock of the Company, voting together in person or by proxy as one class, is required to effect the foregoing proposals.

     The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited personally by the officers, directors or regular employees of the Company, who will not be compensated for such services.

                ITEM I.  PROPOSAL CONCERNING REVERSE STOCK SPLITS

     The Board of Directors of the Company has adopted a proposal declaring advisable amendments to the Certificate of Incorporation of the Company to effect a one-for-five reverse stock split of all of the authorized Common Stock and Convertible Preferred Stock (the "Reverse Stock Split Amendment"). As of November 14,1997, the Company had authorized 40,000,000 shares of Common Stock, $.01 par value and 12,344,300 shares of Convertible Preferred Stock, $.01 par value. As of that date, there were issued and outstanding___________ shares of Common Stock and _______shares of Convertible Preferred Stock. Except for the receipt of cash in lieu of fractional interest, the proposed reverse stock split will not affect any shareholder's proportionate equity interest in the Company. The proposed form of the Certificate of Amendment to the Certificate of Incorporation respecting the Reverse Stock Split Amendment is attached hereto as Exhibit A.

     The Reverse Stock Split Amendments will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the reverse stock split will reduce the presently authorized and outstanding shares of Common Stock and Convertible Preferred Stock as indicated in the table below. However, the proposed amendment to increase the authorized shares of Common Stock to 20,000,000, with a par value of $.05 per share, would result in increases in the proportionate amounts of Common Stock which would be potentially issuable by the Company. See "Item
II. Proposal Concerning Increase in Number of Authorized Shares of Common
Stock."

     In connection with the reverse stock splits, current Common and Convertible Preferred shareholders would receive one share of Common Stock or Convertible Preferred Stock, in exchange for five currently outstanding shares of Common Stock or Convertible Preferred Stock or cash for any resulting fractional share.

                     Before Split                      After Split
                     ------------                      -----------

CLASS OF STOCK   AUTHORIZED    ISSUED             AUTHORIZED    ISSUED
--------------   ----------    ------             ----------    ------
Common Stock     40,000,000                        8,000,000
Convertible
 Preferred
 Stock           12,344,300                        2,468,860

     The number of issued shares after the reverse stock split are approximate. Except for changes resulting from the reverse stock split and the proposed increase in the amount of authorized Common Stock and Convertible Preferred Stock, the rights and privileges of holders of shares of Common Stock and Convertible Preferred Stock will remain the same, both before and after the filing of the Capital Amendments.

REASONS FOR THE REVERSE STOCK SPLIT

     On August 25, 1997, the National Association of Securities Dealers, Inc. Automated Quotation System Stock Market ("NASDAQ") wrote to the Company noting that the U.S. Securities and Exchange Commission approved new NASDAQ Small Cap Market Requirements as follows:

                       REQUIREMENTS FOR CONTINUED LISTING

Net Tangible Assets                                         $2 million
                                                                or
Market Capitalization                                       $35 million
                                                                or
Net Income (in latest fiscal
  year or 2 of last 3 fiscal
  years)                                                    $500,000
-------------------------------------------------------------------------------
Public Float (shares)                                        500,000
-------------------------------------------------------------------------------
MARKET VALUE OF PUBLIC FLOAT                                $1 MILLION
-------------------------------------------------------------------------------
Minimum Bid Price                                               $1
-------------------------------------------------------------------------------
MARKET MAKERS                                                    2
-------------------------------------------------------------------------------
Shareholders (round lot
  holders)                                                      300
-------------------------------------------------------------------------------

     The Company presently complies with all the new continued listing requirements except for the $1.00 minimum bid price.

     The Company's management believes that maintaining the Company's NASDAQ listing is very important to the Company and its shareholders. Pursuant to Rule 15c2-6 (the "Rule") adopted by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and the NASDAQ trading systems. Management of the Company believes that the market for the Company's Common and Convertible Preferred Stock will be improved by maintaining its listing on NASDAQ, thereby maintaining the exemption of its Common and Convertible Preferred Stock from the impact of the Rule.

     The Board of Directors also believes that the current per share price level of the Company's Common and Convertible Preferred Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

     The decrease in the number of shares of Common and Convertible Preferred Stock outstanding as a consequence of the proposed reverse stock splits should increase the per share price of the Common and Convertible Preferred Stock, which may encourage greater interest in the Common and Convertible Preferred Stock and possibly promote greater liquidity for the Company's shareholders. However, the increase in the per share price of the Common and Convertible Preferred Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock splits. Nevertheless, the proposed reverse stock split could result in per share prices that adequately compensate for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common and Convertible Preferred Stock resulting from the proposed reverse stock split will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common and Convertible Preferred Stock from the reporting and other requirements of federal securities laws.

     The Company may seek to secure additional equity capital through the public or private sale of stock. The Company believes that prospective investors will view an investment in the Company more favorably if its shares continue to be listed on NASDAQ. Management of the Company believes that the one-for-five reverse stock split may also result in a stock price with broader interest to institutional investors. There can be no assurance that a reverse stock split in this amount will have this desired consequence.

     The actual timing of the filing of the amendment of the Certificate of Incorporation effecting the reverse stock splits will be determined by the management of the Company based upon their evaluation as to when such an action will be most advantageous to the Company and its shareholders. Also, in the event that the Company's Common Stock price exceeds $1.00, the Company's management reserves the right to forego or postpone filing the Reverse Stock Split Amendment. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide shareholders with instructions as to how to exchange their certificates and encourage them to do so. The Company will obtain new CUSIP numbers for its shares of Common and Convertible Preferred Stock.

     To the extent a shareholder holds a number of shares that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $___. for each share of Common and Convertible Preferred Stock outstanding prior to the reverse stock splits that comprises the fractional interest. Shareholders will not have the opportunity on or after the Effective Date to round off their shareholdings to avoid resulting fractional interest. The $___. price per share figure for the Common and Convertible Preferred Stock purchased pursuant to the retirement of resulting fractional interests is based on the closing bid price of the Common and Convertible Preferred Stock of $_____ per share as reported by NASDAQ on November 13, 1997. The management of the Company believes that the $___ . price per share figure is fair to all of the shareholders whose fractional interests are retired, the other shareholders of the Company and the Company. As of November 14, 1997, the Company had approximately __________ Common shareholders and ____________Convertible Preferred shareholders of record and believes that the approximate total number of beneficial holders of the Common Stock of the Company to be approximately ________, and beneficial holders of the Convertible Preferred Stock to be approximately _________, based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. After the reverse stock split the Company estimates that, based on the shareholdings as of November 14, 1997, it will continue to have approximately the same number of shareholders.

     There can be no assurance that the market price of the Common Stock and the Convertible Preferred Stock after the proposed reverse stock split will be five times the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

OPTIONS

     The Company currently has outstanding options, none of which are publicly traded, to acquire an aggregate of 827,500 shares of Common Stock at $.25-$.50 per share (the "Options").

     As with the Company's Common Stock, the options will be reverse split one-for-five so that the total number of outstanding options shall become 165,500. Each Optionholder shall have one option for every five options held previously. After the Common Stock reverse stock split, each option will remain exercisable to purchase one share of Common Stock and the exercise price per share will be increased five fold. The Company will have the right to pay cash in lieu of issuing fractional options. To the extent an Optionholder holds a number of options that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $._____for each option outstanding prior to the Common Stock reverse stock split that comprises the fractional interest. Optionholders will not have the opportunity on or after the Effective Date to round off their holdings to avoid resulting fractional interest. The $_____. price per option purchased pursuant to the retirement of resulting interests is based on the closing bid price of the Common Stock of $._______as reported by NASDAQ on November 13, 1997, less the exercise price of the options. The management of the Company believes that these prices are fair to all of the Optionholders whose fractional interests are retired, the other shareholders of the Company and the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the proposed reverse stock splits will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

     1. The proposed reverse stock splits will be a tax-free recapitalization for the Company and its shareholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

     2. The new shares of each class of stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of each class of stock held by that shareholder immediately prior to the proposed reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the shareholder realizes a gain on the exchange, the shareholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the shareholder disposes of the new stock in a taxable transaction. The shareholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

     3. Shareholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such shareholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged.

               THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE
                         REVERSE STOCK SPLIT AMENDMENTS.

                 ITEM II. PROPOSAL CONCERNING INCREASE IN NUMBER
                           OF AUTHORIZED SHARES OF COMMON STOCK

     At the Meeting, shareholders will be asked to adopt an amendment to the Company's Certificate of Incorporation to be filed immediately following the reverse stock split to increase the number of authorized shares of the Company to 20,000,000 shares of Common Stock, with a par value of $.05 per share (the "Proposed Stock Amendment"). The Company's Board of Directors has approved the Proposed Stock Amendment subject to shareholder authorization.

     At November 14, 1997, the authorized capital of the Company consisted of 40,000,000 shares of Common Stock and 12,344,300 shares of Preferred Stock, both par value $.01 per share. Following the reverse stock splits, the authorized capital of the Company will be 8,000,000 shares of Common Stock and 2,468,860 shares of Convertible Preferred Stock, both par value $.05 per share. As of November 14, 1997,__________shares of Common Stock and __________shares of Convertible Preferred Stock were outstanding. Following the one-for-five reverse stock splits, the number of outstanding shares of Common Stock will be approximately __________shares. In addition, as of November 14, 1997, after giving effect to the one-for-five reverse stock split, an aggregate of________shares of Common Stock were reserved for issuance upon: (i) exercise of options granted or which may be granted under the Company's Stock Option Plans (165,500shares)and (ii) conversion of the Company's outstanding Convertible Preferred Stock (________shares). Therefore, after the reverse stock split, the Company will have only___________ more shares of Common Stock authorized than it has reserved for issuance. The Company must increase the number of its authorized shares of Common Stock in order to be able to have adequate Common Stock available to meet its current obligations to issue Common Stock and in order to utilize equity issuances in future financings and acquisitions. The Company may also seek additional financing through the public or private sale of its securities.

     If the Proposed Stock Amendment is adopted by the Company's shareholders, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's shareholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon conversion of Preferred Stock or exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding Common Stock and Convertible Preferred Stock of the Company. Depending upon the number of shares of the Company's Common Stock issued and the amount of conversion of any of the shares of Convertible Preferred Stock into shares of Common Stock and the relationship thereof to the book value of the Common Stock and Convertible Preferred Stock, it is possible that issuance of any of the Common Stock, either directly or upon conversion of any of the Preferred Stock, could have a dilutive effect on stockholders' equity in the Company.

CONSIDERATIONS

     If the Proposed Stock Amendment is not approved, the Company will have a limited number of authorized shares of Common Stock available for future use by the Company. The Company's management believes that the authorization of the additional shares of Common Stock is in the best interests of the Company and its shareholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company.

     From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company may seek additional financing through the public or private sale of its securities. The Company's management believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders since additional shares of Common Stock will be available for use, if feasible, in acquisitions and in raising additional capital and will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

     Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock, such as its ability to cause the Common Stock to be issued in a private placement, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal even if it is in the best interest of the common shareholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.

     The foregoing is only a summary of the Proposed Stock Amendment and is not intended to be complete. Shareholders are urged to read carefully the provisions of the Proposed Stock Amendment, the complete text of which is attached as part of Exhibit B to this Proxy Statement. The foregoing summary is qualified in its entirety by reference to such complete text.

                  ITEM III. INCREASE IN 1996 STOCK OPTION PLAN

     The Board has determined that the Company should increase the number of shares of Common Stock for which options can be issued pursuant to the 1996 Stock Option Plan by 1,000,000 shares on a post-reverse stock split basis so that after the reverse stock split the total number of shares for which options can be granted under the 1996 Plan will be 1,200,000 shares. The 1996 Stock Option Plan (the "1996 Plan") was approved by the Company's shareholders at the Annual Meeting on June 12, 1996 in order to make options available to employees, officers, directors, consultants and others who render services to the Company. To date, options to acquire 100,000 shares of Common Stock have been granted under the 1996 Plan. After the reverse stock split, these outstanding options will be reduced to 20,000 shares. In order to have adequate stock options available to continue to fulfill the purposes of the 1996 Plan, the Board has adopted an increase of 1,000,000 shares on a post-reverse stock split basis available under the 1996 Plan and recommends to the Shareholders that this increase be approved. A summary of the 1996 Plan is set forth below.

SUMMARY OF THE 1996 PLAN

     The Company may grant to its officers, key employees and others who render services to the Company, options to purchase ("Options") up to 1,000,000 of the Company's Common Shares at a price which may not be less than the fair market value per share in the case of incentive stock options or 85% of fair market value in the case of non-statutory options for such stock on the date of the granting of the Option. Payment of this price shall be made in cash, with the consent of the Board, in whole or in part, in Common Shares or with a full recourse interest bearing promissory note of the Optionee secured by a pledge of the shares received upon exercise of such option. (The market value of a Common Share on November 13, 1997 was $.___). If an option granted under the 1996 Plan shall expire, terminate or be canceled for any reason without being exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the 1996 Plan. Options may be granted in the form of incentive stock options or options which do not qualify for treatment as incentive stock options.

     The 1996 Plan will be administered by the Board of Directors ("Board"). The Board determines the persons who are to be granted Options based upon the contribution of such persons to the management and growth of the Company. No option may be exercised after the expiration of ten years from the date of grant. No option may be granted under the 1996 Plan after December 31, 2005.

     Incentive stock options are also subject to the following limitations: (I) the aggregate fair market value of Common Shares, with respect to which incentive stock options are exercisable for the first time by the Optionee during any fiscal year, may not exceed $100,000 and any excess shall be considered a non-statutory option (ii) if the individual to whom the incentive stock options were granted is considered as owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (A) the option price at the time of grant may not be less than 10% of the fair market value per share for such stock and (B) the option period must be no more than five years from the date of grant.

     The Board, upon the granting of any Option, will determine how such Option will be exercisable.

     An individual whose employment terminates by reason other than death may generally exercise an Option within a period determined by the Board (within 89 days of termination, if an incentive stock option), or if termination is by reason of death, within the twelve month period after such termination, and only if, and to the extent that, such Option was exercisable at the date of termination of employment.

     The Board may, at any time, alter, suspend or terminate the 1996 Plan, except that the Board may not, without further approval of the shareholders (1) increase the maximum number of shares for which Options may be granted under the 1996 Plan or which may be acquired by the individual employee (2) decrease the minimum purchase price for Common Shares to be issued upon exercise of Options or (3) change the lass of persons eligible to receive Options. Except in limited circumstances, the Board may not make any change which would have a material adverse effect upon any Option previously granted unless the consent of the Optionee is obtained. However, no person may be divested of ownership of shares already issued under the 1996 Plan.

TAX MATTERS

     The following material is based on discussions with counsel. No opinion of counsel has been obtained.

     The grant or exercise of an incentive stock option will not generally cause recognition of income by the Optionee; however, the amount by which the fair market value of a share of Common Stock at the time of exercise of an incentive stock option exceeds the option price, is a "tax preference item" for purposes of the alternative minimum tax. In the event of a sale of the shares received upon exercise of an incentive stock option more than two years from the date of grant and more than one year from the date of exercise, any appreciation of the shares received above the exercise price should qualify as long-term capital gain. However, if shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold by the Optionee before the completion of such holding periods so much of the gain as does not exceed the difference between the option price and the lesser of the fair market value of the shares at the date of exercise or the fair market value at the date of disposition will be taxable as ordinary income for the taxable year in which the sale occurs. Any additional gain realized on the sale should qualify as capital gain.

     The grant of an Option that is not an incentive stock option (a "non-qualified option") should not result in recognition of income by the Optionee. Upon exercise of a non-qualified option, the excess of the fair market value of the shares on the exercise date over the option price should be considered compensation taxable as ordinary income to the employee. If the Optionee is subject to the restrictions of Section 16(b), income will be recognized at the time the restrictions lapse and should be measured by the excess of the fair market value of the shares at such time over the option price unless the Optionee elects to be taxes at the time of exercise. In the event of a sale of the shares, any appreciation after the date of exercise or lapse of the restriction of Section 16(b), as the case may be, should qualify the capital gain.

     In connection with incentive stock options and non-qualified options, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the employee, provided that any Federal income tax withholding requirements are satisfied. If applicable holding period requirements in connection with an incentive stock option are not satisfied, no deduction will be available to the Company.

BOARD OF DIRECTORS RECOMMENDATION

     The increase in the number shares of Common Stock for which options may be granted pursuant to the 1996 Plan is necessary because the Board of Directors believes that by increasing the number of shares, which may be issued under the 1996 Plan, it will advance the interests of the Company by strengthening its ability to attract and obtain key people in its employ and to furnish incentive to eligible employees. The Board of Directors further believes that the additional shares made available under the 1996 Plan will be necessary to replace the shares effectively rendered unavailable under the 1996 Plan as a result of the reverse stock split which will reduce the shares reserved under the plan from 1,000,000 shares to only 200,000 shares on a post-reverse stock split basis.

     The Board of Directors recommends a vote for this proposal. In considering the Board's recommendation, Shareholders should be aware that members of the Board may benefit from approval of the proposal and, therefore, have an inherent conflict of interest. The affirmative vote of a majority of the shares cast at the Special Meeting will be required to authorize the proposal to increase the number of options available under the 1996 Plan.

                                 VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common and Convertible Preferred Stock outstanding and entitled to vote at the Special Meeting voting together is required to adopt the Capital Amendments. Abstentions will not be counted as affirmative votes. The affirmative vote of the holders of a majority of the shares of Common and Convertible Preferred Stock present at the meeting is required to adapt the proposal to increase the number of shares of Common Stock for which options can be issued pursuant to the 1996 Stock Option Plan. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 1,589,937 votes, or approximately 10.27 % of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                                  OTHER MATTERS

     Management of the Company knows of no matters to be presented at the Special Meeting, other than the matters set forth in this proxy statement. However, if any other matters properly come before the meeting, the persons designated as proxies intend to vote such proxies in accordance with their best judgment.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated:  Levittown, New York
        November 14, 1997

                                              By Order of the Board of Directors
                                                             James W. Stewart
                                                                   Secretary

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                            COLONIAL COMMERCIAL CORP.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
                                    ********

     WE, THE UNDERSIGNED, being the President and an Assistant Secretary of Colonial Commercial hereby certify:

     1.   The name of the corporation is Colonial Commercial Corp.
     2. The certificate of incorporation of said corporation was filed by the Department of State on the 28th day of October, 1964.
     3.   a.   The certificate of incorporation is amended to decrease the number of shares authorized to be issued by the corporation to 10,468,860 shares.
          b. To effect the foregoing, Article FOURTH (a) relating to the authorized shares of the corporation is amended to read as follows:
               FOURTH:   (a)  The aggregate number of shares which the
Corporation shall have the authority to issue is ten million four hundred sixty eight thousand, eight hundred sixty divided into the following classes:

     Number
      of                                                    Par Value
     SHARES                    CLASS                        PER SHARE
     ------                    -----                        ---------
   8,000,000               Common Stock                        $.05
   2,468,860               Convertible Preferred Stock         $.05

     4. The amendment was authorized by the vote of a majority of all the outstanding shares entitled to vote at a meeting of the shareholders held on
               , 1998.

     IN WITNESS WHEREOF, said Colonial Commercial Corp., has caused this certificate to be signed by its President, and its Secretary, this ___ day of
               , 1998.

                                           Colonial Commercial Corp.

                                           BY: __________________________
                                                               , President

                                           ATTEST: ______________________
                                                               , Secretary

                                    EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                            COLONIAL COMMERCIAL CORP.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
                                    ********

     WE, THE UNDERSIGNED, being the President and an Assistant Secretary of Colonial Commercial hereby certify:
     1    The name of the corporation is Colonial Commercial Corp.
     2. The certificate of incorporation of said corporation was filed by the Department of State on the 28th day of October, 1964.
     3.   a.   The certificate of incorporation is amended to increase the number of shares authorized to be issued by the corporation to 22,468,860 shares.
          b. To effect the foregoing, Article FOURTH (a) relating to the authorized shares of the corporation is amended to read as follows:
          FOURTH:   (a)  The aggregate number of shares which the Corporation
shall have the authority to issue is twenty two million four hundred sixty eight thousand, eight hundred sixty divided into the following classes:


     Number
      of                                                    Par Value
     SHARES                    CLASS                        PER SHARE
     ------                    -----                        ---------
   20,000,000             Common Stock                        $.05
    2,468,860             Convertible Preferred Stock         $.05


     4. The amendment was authorized by the vote of a majority of all the outstanding shares entitled to vote at a meeting of the shareholders held on
              , 1998.

     IN WITNESS WHEREOF, said Colonial Commercial Corp., has caused this certificate to be signed by its President, and its Secretary, this _____ day of
              , 1998.

                                             Colonial Commercial Corp.

                                             BY: __________________________
                                                                 , President

                                             ATTEST: ______________________
                                                                 , Secretary

                            COLONIAL COMMERCIAL CORP.

                                  COMMON STOCK
                           CONVERTIBLE PREFERRED STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bernard Korn, James W. Stewart and Donald
K. MacNeill, and each of them, jointly and severally, proxies, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock and/or Convertible Preferred Stock of Colonial Commercial Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on January 13, 1998 or any adjournments thereof.

                         (To Be Signed on Reverse Side)

      Please date, sign and mail your proxy card back as soon as possible!

                         Special Meeting of Shareholders
                  COLONIAL COMMERCIAL CORP. COMMON STOCK AND/OR
                           CONVERTIBLE PREFERRED STOCK
                                January 13, 1998

                 Please Detach and Mail in the Envelope Provided
_______________________________________________________________________________


1. Proposal for the ratification to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split for the Company's Common Stock and Convertible Preferred Stock.

        FOR                       AGAINST                            ABSTAIN
        ____                        ____                               ____
       /___/                       /___/                              /___/


2. Proposal for the ratification to amend the Company's Certificate of Incorporation to increase the amount of authorized Common Stock.

        FOR                       AGAINST                            ABSTAIN
        ____                        ____                               ____
       /___/                       /___/                              /___/


3. Proposal for the ratification to increase the number of shares of Common Stock for which options can be issued pursuant to the 1996 Stock Option Plan.

        FOR                       AGAINST                            ABSTAIN
        ____                        ____                               ____
       /___/                       /___/                              /___/


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE RATIFICATION OF PROPOSALS NO. 1, NO. 2 AND NO. 3. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURES__________________DATE__________


SIGNATURES__________________DATE__________


Note: Please sign exactly as ownership appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.